     As filed with the Securities and Exchange Commission on June 10, 1998
                                                  Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            -----------------------

                          OPTIKA IMAGING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 84-1345326
   (State or other jurisdiction           (IRS Employer Identification No.)
 of incorporation or organization)

                          7450 CAMPUS DRIVE, SUITE 200
                        COLORADO SPRINGS, COLORADO 80920
              (Address of principal executive offices) (Zip Code)

                            -----------------------

                          OPTIKA IMAGING SYSTEMS, INC.
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the Plans)

                            -----------------------

                                 MARK K. RUPORT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          OPTIKA IMAGING SYSTEMS, INC.
                          7450 CAMPUS DRIVE, SUITE 200
                        COLORADO SPRINGS, COLORADO 80920
                                 (719) 548-9800

  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                             Proposed          Proposed
         Title of                            Maximum           Maximum
        Securities        Amount             Offering          Aggregate          Amount of
          to be           to be               Price            Offering          Registration
        Registered    Registered(1)         per Share(2)       Price(2)              Fee
---------------------------------------------------------------------------------------------
Common Stock
$0.001 par value         206,721              $2.8125        $581,402.8125         $171.51
=============================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Optika Imaging Systems, Inc. 1994 Stock Option/Stock Issuance Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on June 5, 1998, as reported by the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Optika Imaging Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 14, 1998;

     (c) The Registrant's Registration Statement No. 00-111751 on Form 8-A, filed with the Commission on May 22, 1996 pursuant to Section 12 of the Exchange Act which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Pursuant to the provisions of the Delaware General Corporation Law, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which provide that none of directors of the Registrant shall be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of:
(i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability or equitable remedies such as injunctive relief or rescission.

     The Registrant's Amended and Restated Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents by bylaws, agreements or otherwise, to the full extent permitted under Delaware law. The Registrant has entered into separate indemnification agreements with its executive officers and directors which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

  Number    Exhibit
  ------    -------

   4.0      Instrument Defining the Rights of Stockholders.  Reference is made to the Registrant's Statement 00-111751 on Form 8-A, and the
            exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
   5.0      Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Price Waterhouse LLP, Independent Auditors.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24        Power of Attorney. Reference is made to page II-4 of this
            Registration Statement.
  99.1      Optika Imaging Systems, Inc., 1994 Stock Option/Stock Issuance Plan.
  99.2*     Form of Notice of Grant of Stock Option.
  99.3*     Form of Stock Option Agreement.
  99.4*     Form of Addendum to Stock Option Agreement. (Limited Stock
            Appreciation Right).
  99.5*     Form of Addendum to Stock Option Agreement. (Involuntary Termination
            Following Change in Control).
  99.6*     Form of Notice of Grant of Automatic Stock Option (Initial Grant).
  99.7*     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.8*     Form of Automatic Stock Option Agreement.
  99.9*     Form of Stock Issuance Agreement.
  99.10*    Form of Addendum to Stock Issuance Agreement. (Involuntary
            Termination Following Change in Control).

  * Exhibits 99.2 through 99.10 are incorporated herein by reference to Exhibits 99.3 through 99.11 of Registrant's Registration Statement No. 333-10769 on Form S-8, filed with the Commission on August 23, 1996.


Item 9.  Undertakings
         ------------

  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1994 Stock Option/Stock Issuance Plan.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on this 8th day of June, 1998.

                              OPTIKA IMAGING SYSTEMS, INC.


                              By:  /s/ Mark K. Ruport
                                  --------------------------------------
                                  Mark K. Ruport
                                  President, Chief Executive Officer and
                                  Chairman of the Board


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Optika Imaging Systems, Inc., a Delaware corporation, do hereby constitute and appoint Mark K. Ruport and Steven M. Johnson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                   Date
---------                -----                                   ----


/s/ Mark K. Ruport       President, Chief Executive              June 8, 1998
------------------       Officer and Chairman of the Board
Mark K. Ruport           (Principal Executive Officer)

Signature                Title                                   Date
---------                -----                                   ----


/s/ Steven M. Johnson      Chief Financial Officer,              June 8, 1998
---------------------      Vice President Finance and
Steven M. Johnson          Administration, Secretary and
                           Chief Accounting Officer
                           (Principal Financial and
                           Accounting Officer)


/s/ Paul Carter            Director                              June 8, 1998
---------------
Paul Carter



/s/ Richard A. Bass        Director                              June 8, 1998
-------------------
Richard A. Bass



/s/ James E. Crawford      Director                              June 8, 1998
---------------------
James E. Crawford



/s/ Robert L. Gett         Director                              June 8, 1998
------------------
Robert L. Gett



/s/ Harry S. Gruner        Director                              June 8, 1998
-------------------
Harry S. Gruner



/s/ Graham O. King         Director                              June 8, 1998
------------------
Graham O. King

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933



                          OPTIKA IMAGING SYSTEMS, INC.

                                 EXHIBIT INDEX
                                 -------------



  Number    Exhibit
  ------    -------

   4.0      Instrument Defining the Rights of Stockholders.  Reference is made to the Registrant's Statement 00-111751 on Form 8-A, and the
            exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) of this Registration Statement. 3(c) of this
            Registration
   5.0      Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Price Waterhouse LLP, Independent Auditors.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24        Power of Attorney. Reference is made to page II-4 of this
            Registration Statement.
  99.1      Optika Imaging systems, Inc. 1994 Stock Option/Stock Issuance Plan
  99.2*     Form of Notice of Grant of Stock Option.
  99.3*     Form of Stock Option Agreement.
  99.4*     Form of Addendum to Stock Option Agreement. (Limited Stock
            Appreciation Right).
  99.5*     Form of Addendum to Stock Option Agreement. (Involuntary Termination
            Following Change in Control).
  99.6*     Form of Notice of Grant of Automatic Stock Option (Initial Grant).
  99.7*     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.8*     Form of Automatic Stock Option Agreement.
  99.9*     Form of Stock Issuance Agreement.
  99.10*    Form of Addendum to Stock Issuance Agreement. (Involuntary
            Termination Following Change in Control).

  *  Exhibits 99.2 through 99.10 are incorporated herein by reference to Exhibit
99.1 and Exhibits 99.3 through 99.11 of Registrant's Registration Statement No. 333-10769 on Form S-8, filed with the Commission on August 23, 1996.